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                                                                  Exhibit 24

POWER OF ATTORNEY
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The undersigned, directors of Kellwood Company (the Company), do hereby constitute and appoint Hal J. Upbin or W. Lee Capps, III as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 as Amended for the fiscal year ended January 29, 2005, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact full power and authority to sign such document on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 10, 2005



/s/ Robert J. Baer                          /s/ Janice E. Page
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Robert J. Baer                              Janice E. Page


/s/ Martin Bloom                            /s/ Robert C. Skinner, Jr.
---------------------------------           -----------------------------------
Martin Bloom                                Robert C. Skinner, Jr.


/s/ Kitty G. Dickerson                      /s/ Hal J. Upbin
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Kitty G. Dickerson, Ph.D.                   Hal J. Upbin


/s/ Jerry M. Hunter                         /s/ Harvey A. Weinberg
---------------------------------           -----------------------------------
Jerry M. Hunter                             Harvey A. Weinberg


/s/ Larry R. Katzen
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Larry R. Katzen